Exhibit 5.1

Opinion of Brian G. Iverson

August 4, 2020

Black Hills Corporation

7001 Mount Rushmore Road

Rapid City, South Dakota 57702

Re:       Registration Statement on Form S-3 of Black Hills Corporation

Gentlemen:

I am Senior Vice President and General Counsel of Black Hills Corporation, a South Dakota corporation (the “Company”), and I have acted as counsel for the Company in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations under the Act, of an indeterminate amount of securities of the Company, with such securities to include senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”), preferred stock (the “Preferred Stock”), fractional shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), common stock (“Common Stock”), warrants for the purchase of debt or equity securities (the “Warrants”), purchase contracts for the purchase of debt or equity securities (the “Purchase Contracts”), and units consisting any combination of such securities (“Units” and, together with the Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, and Purchase Contracts, the “Securities”). The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus constituting a part of the Registration Statement, and in the Registration Statement.

The Senior Debt Securities are to be issued from time to time under the indenture dated as of May 21, 2003 between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee, filed as Exhibit 4.3 to the Registration Statement (the “Senior Indenture”). The Subordinated Debt Securities are to be issued from time to time under the indenture dated as of November 23, 2015 between the Company and U.S. Bank National Association, as trustee, filed as Exhibit 4.13 to the Registration Statement (the “Subordinated Indenture”). Each series of Preferred Stock is to be issued from time to time under the Restated Articles of Incorporation, as amended, of the Company (the “Articles of Incorporation”) and one or more amendments to the Articles of Incorporation or statements of designations (each, a “Statement of Designations”) to be approved by the Board of Directors of the Company or a committee thereof and filed with the Office of the Secretary of State of the State of South Dakota in accordance with Part 6 of Chapter 47-1A of the South Dakota Business Corporation Act. The Depositary Shares are to be issued from time to time under one or more deposit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Deposit Agreement”). The Common Stock is to be issued from time to time under the Articles of Incorporation of the Company. The Warrants are to be issued from time to time under one or more warrant agreements substantially in the form filed as Exhibit 4.17 to the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”). The Purchase Contracts are to be issued from time to time under one or more purchase contract agreements substantially in the form filed as Exhibit 4.18 to the Registration Statement, with appropriate insertions (each, a “Purchase Contract Agreement”). The Units are to be issued from time to time under one or more unit purchase agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Purchase Agreement” and, together with the Senior Indenture, the Subordinated Indenture, the Articles of Incorporation, each Statement of Designations, each Deposit Agreement, each Warrant Agreement, and each Purchase Contract Agreement, the “Governing Documents”).

Black Hills Corporation

August 4, 2020

As part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before the Securities are issued under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement in accordance with the terms of the applicable Governing Documents, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities.

I have examined or am otherwise familiar with the Registration Statement, the Senior Indenture, the form of Subordinated Indenture, the form of Warrant Agreement, the form of Purchase Contract Agreement, the Corporate Proceedings that have occurred as of the date hereof, the Articles of Incorporation and the Amended and Restated Bylaws of the Company and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of the opinions set forth herein.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions, and assumptions set forth herein, I am of the opinion that:

1.       With respect to Senior Debt Securities:

(a)       the Senior Indenture constitutes a valid and binding obligation of the Company;

(b)       upon (i) completion of all required Corporate Proceedings, and (ii) due authorization, execution, and delivery of a supplemental indenture in respect of such Senior Debt Securities, such supplemental indenture will constitute a valid and binding obligation of the Company; and

(c)       upon (i) completion of the actions in paragraph 1(b) above, (ii) due execution, issuance, and delivery of such Senior Debt Securities pursuant to the Senior Indenture and such supplemental indenture, and (iii) due authentication by the trustee and/or authenticating agent under the Senior Indenture and such supplemental indenture of such Senior Debt Securities, such Senior Debt Securities will be valid and binding obligations of the Company.

2.       With respect to Subordinated Debt Securities:

(a)       the Subordinated Indenture constitutes a valid and binding obligation of the Company;

(b)       upon (i) completion of all required Corporate Proceedings, and (ii) due authorization, execution, and delivery of a supplemental indenture in respect of such Subordinated Debt Securities, such supplemental indenture will constitute a valid and binding obligation of the Company; and

(c)       upon (i) completion of the actions in paragraph 2(b) above, (ii) due execution, issuance, and delivery of such Subordinated Debt Securities pursuant to the Subordinated Indenture and (if applicable) supplemental indenture, and (iii) due authentication by the trustee and/or authenticating agent under the Subordinated Indenture and such supplemental indenture of such Subordinated Debt Securities, such Subordinated Debt Securities will be valid and binding obligations of the Company.

3.       With respect to Preferred Stock, upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, acknowledgement, delivery and filing with, and recording by, as applicable, an amendment to the Articles of Incorporation or a Statement of Designations with the Office of the Secretary of State of the State of South Dakota in respect of such Preferred Stock, and (iii) due execution, registration of issuance, and delivery of certificates representing such Preferred Stock, such Preferred Stock will be duly and validly issued, fully paid, and nonassessable.

Black Hills Corporation

August 4, 2020

4.       With respect to Depositary Shares, upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery of a Deposit Agreement, (iii) due authorization, execution, acknowledgement, delivery and filing with, and recording by, as applicable, an amendment to the Articles of Incorporation or a Statement of Designations with the Office of the Secretary of State of the State of South Dakota in respect of the Preferred Stock represented by Depositary Shares, (iv) due execution, registration of issuance, and delivery of certificates representing such Preferred Stock to the depositary or custodian for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such Preferred Stock on the books of the Company in the name of such depositary, custodian, or its nominee, and (v) due execution, registration of issuance, and delivery of depositary receipts evidencing such Depositary Shares pursuant to such Deposit Agreement, such Deposit Agreement will constitute a valid and binding obligation of the Company and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Deposit Agreement.

5.       With respect to Common Stock, upon (i) completion of all required Corporate Proceedings and (ii) due execution, registration of issuance, and delivery of certificates representing such Common Stock, such Common Stock will be duly and validly issued, fully paid, and nonassessable.

6.       With respect to Warrants, upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery of a Warrant Agreement, (iii) due execution, issuance, and delivery of warrant certificates evidencing such Warrants pursuant to such Warrant Agreement, countersigned by the warrant agent pursuant to such Warrant Agreement, and (iv) due authorization and reservation of the Securities issuable upon conversion, exchange, or exercise of such Warrants (within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), such Warrant Agreement will constitute a valid and binding obligation of the Company and the warrant certificates evidencing such Warrants will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Warrant Agreement.

7.       With respect to Purchase Contracts, upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery of a Purchase Contract Agreement, (iii) due execution, issuance, and delivery of certificates evidencing Purchase Contracts pursuant to such Purchase Contract Agreement, (iv) due authentication by the purchase contract agent under such Purchase Contract Agreement of such certificates evidencing such Purchase Contracts, and due execution of each certificate by the holder thereof or by the purchase contract agent as attorney-in-fact for such holder, and due authorization and reservation of the Securities issuable pursuant to such Purchase Contracts (within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), such Purchase Contract Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Purchase Contracts will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Purchase Contract Agreement.

8.       With respect to Units, upon (i) completion of all required Corporate Proceedings, (ii) if such Units will be issued pursuant to a Unit Purchase Agreement, due authorization, execution, and delivery of such Unit Purchase Agreement, (iii) if such Units will be evidenced by certificates, due execution, issuance, and delivery of such certificates pursuant to such Unit Purchase Agreement, and (iv) due authorization, execution, registration of issuance, and delivery of the Securities comprising such Units (within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), such Unit Purchase Agreement (if applicable) will constitute a valid and binding obligation of the Company and the certificates evidencing of such Units (if applicable) will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Unit Purchase Agreement.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, voidable transaction, receivership, and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

Black Hills Corporation

August 4, 2020

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Act and will continue to be effective, (b) the Company will remain duly organized, validly existing, and in good standing under the laws of the State of South Dakota, (c) at the time of the authentication and/or delivery of Securities, the Corporate Proceedings related thereto will have been taken and will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity, or enforceability of such Securities or Governing Documents, none of the particular terms of such Securities or Governing Documents will violate any applicable law, and neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the Governing Documents will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company, or any order of any court or governmental body having jurisdiction over the Company, (d) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company in accordance with applicable law, (e) the Governing Documents (other than the Senior Indenture by the Company) and Securities shall have been duly authorized, executed, and delivered by all parties thereto (including the Company), and each such party shall have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against it and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (f) the Senior Indenture and any Subordinated Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (g) the terms of the Securities will be established in conformity with the applicable Governing Documents and so as to not violate or be void under applicable law, (h) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, and (i) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be.

I have relied as to certain relevant facts upon certificates of public officials as to the accuracy of such factual matters, without independent verification thereof or other investigation. I have assumed, without investigation, the following: (a) each document submitted to me for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, and (b) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in it.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that may limit the enforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration.

My opinions set forth herein are limited to the laws of the States of South Dakota and New York and the federal laws of the United States of America, and I express no opinion as to the effect of any other laws. Certain of the Governing Documents and Securities purport, or will purport, as applicable, to be governed by the laws of the State of New York. To the extent the opinions set forth herein relate to the laws of the State of New York, I have relied, with their permission, as to all matters of New York law on the opinions of Faegre Drinker Biddle & Reath LLP dated the date hereof, which is filed herewith as Exhibit 5.2 to the Registration Statement.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

*    *    *

Black Hills Corporation

August 4, 2020

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that I am an “expert” within the meaning of the Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Brian G. Iverson
Brian G. Iverson, Senior Vice President
and General Counsel